Exhibit 99.1

Sorrento Therapeutics Contributes to the Formation of Celularity, Inc.

SAN DIEGO – June 13, 2017 – Sorrento Therapeutics (NASDAQ: SRNE) announced today that it together with its subsidiary, TNK Therapeutics, have executed a definitive agreement to contribute certain immuno-oncology and cellular therapy intellectual property and assets to Celularity, Inc., a company being formed and run by former Celgene Cellular Therapeutics CEO, Robert Hariri, MD/PhD. Celularity is assembling key assets from a growing number of companies in the cellular medicine arena.

About Sorrento Therapeutics

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for immuno-oncology, inflammation and autoimmune diseases. Sorrento's lead product candidates include immunotherapies focused on the treatment of both solid tumors and hematological malignancies, as well as late stage pain products. For more information, please visit http://sorrentotherapeutics.com

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the developments of and prospects for Celularity and other matters that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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SOURCE: Sorrento Therapeutics, Inc.© 2017 Sorrento Therapeutics, Inc. All Rights Reserved.

Contacts:

Henry Ji, Ph.D.
President & Chief Executive Officer
Tel: (858) 668-6923
hji@sorrentotherapeutics.com

Miranda Toledano

Executive Vice President, Corporate Development

Tel: (858) 210-3700

mtoledano@sorrentotherapeutics.com